EXHIBIT 10.39
IRWIN COMMERCIAL FINANCE CORPORATION
2005 STOCK OPTION AGREEMENT
     1. Grant of Option. Irwin Commercial Finance Corporation, an Indiana corporation (the “Company”), hereby grants to JOSEPH LaLEGGIA (the “Optionee”) an option (the “Option”) to purchase a total number of shares of Stock (the “Shares”) set forth in the Irwin Commercial Finance 2005 Notice of Stock Option Grant (the “Notice”), at the exercise price per share set forth in the Notice (the “Exercise Price”), subject to the terms and conditions of this Irwin Commercial Finance Corporation 2005 Stock Option Agreement (the “Agreement”) and the Shareholder Agreement of the Company, dated as of December 23, 2005 (the “Shareholder Agreement”).
     2. Exercise of Option. This Option shall be exercisable during its term set out in the Notice as follows:
          (a) Right to Exercise.
               (i) This Option may be exercised solely as to Shares which have vested, as indicated on the Notice.
               (ii) In the event of Optionee’s termination of employment or service as a director, the exercisability of the Option is governed by Section 5 below, subject to the limitation contained in Section 2(a)(iii) below.
               (iii) In no event may this Option be exercised after the Expiration Date of this Option as set forth in the Notice.
          (b) Method of Exercise. This Option shall be exercisable by written notice approved for such purpose by the Company which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such shares of Stock as may be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person, by certified mail, or by nationally recognized courier service with written receipt of delivery, to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.
          3. Method of Payment. Payment of the Exercise Price must be in cash or its equivalent denominated in U.S. dollars.
          4. Restrictions on Exercise. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
          5. Termination of Relationship.
               (a) Termination of Employment Due to Death. In the event Optionee’s employment or service as a director is terminated by reason of death, any outstanding Options whether or not then exercisable, may be exercised within twelve (12) months after such date of termination of employment or service. In no case shall the period for exercise extend beyond the expiration date of such option grant.
               (b) Termination of Employment due to Disability or Retirement. In the event that Optionee’s employment or service as a director is terminated due to disability or retirement, the options theretofore granted to such Optionee may be exercised to the extent that such Optionee was entitled to exercise the options at the date of such termination, but only within a period of three (3) years beginning on the day following the date of such termination. In no case shall the period for exercise extend beyond the expiration date of such option grant. So long as Optionee shall continue to serve as a director or continue to be an employee of the Company, the options granted to the Optionee shall not be affected by any change of duties or position. A change of employment from the Company to a subsidiary, from a subsidiary to the Company, from one subsidiary to another, or any combination thereof, shall not be considered to be a termination of employment for purposes of this Agreement.
               (c) Resignation or Termination Without Cause. In the event that an Optionee’s employment with the Company or its subsidiaries or service as a director is terminated due to resignation or by the Company without cause (other than a retirement or disability), the options theretofore granted to such Optionee may be exercised to the extent that such Optionee was entitled to exercise the options at the date of such resignation, but only within a period of three (3) months beginning on the day following the date of such termination. In no case shall the period for exercise extend beyond the expiration date of such option.
               (d) Termination for Cause. Notwithstanding anything herein to the contrary, all outstanding options shall immediately terminate without further action on the part of the Company in the event of the termination of a Optionee’s employment or service with the Company or its subsidiaries for cause.
          6. Effect of an Exit Offer. Upon the receipt of an Exit Offer (as such term is defined in the Shareholder Agreement), the Company shall provide written notice thereof (the “Exit Offer Notice”) to the Optionee. The Company shall have the right, but not the obligation, to terminate all outstanding options as of the 30th day immediately following the date of the sending of the Exit Offer Notice by including a statement to such effect in the Exit Offer Notice.

Upon delivery of the Exit Offer Notice and regardless of whether the Company elects to terminate the outstanding options, the Optionee shall have the right to immediately exercise all outstanding options in full during the 30-day period notwithstanding the other terms and conditions otherwise set forth in this Agreement.
          7. Transferability of Option. This Option may not be transferred in any manner except (a) a transfer by will or by the laws of descent or distribution or (b) to another Option Holder (as such term is defined in the Shareholder Agreement). This Option may be exercised during the lifetime of Optionee only by him or her, or upon transfer to a permitted transferee by such permitted transferee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
          8. Term of Option. This Option may be exercised only within the Term set forth in the Notice.
          9. Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after the date of this Agreement by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, separation (including a spin-off), exchange of shares, or other similar corporate change or distribution of stock or property by the Company, the number and class of and/or price of shares of Stock subject to this Option shall be adjusted appropriately by the Committee, whose determination shall be conclusive.
          10. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana. With respect to any dispute arising out of the Agreement or alleged breach of this Agreement or both, Optionee, by accepting the Option, hereby irrevocably consents, to the maximum extent permitted by law, to the jurisdiction and venue of the Federal Courts in Indiana if they have subject matter jurisdictions, and otherwise to the jurisdiction and venue of the courts of the State of Indiana, and the Optionee shall not be entitled to a trial by jury.
          11. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
          “Committee” means a committee consisting of the Chairman of the Board of Directors of the Company or such other committee appointed from time to time by the Board of Directors of the Company.
          “Stock” means the common stock, without par value, of the Company.
          12. Withholding Tax Obligations. As a condition to the exercise of Option granted hereunder, Optionee shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of the Option. The Company shall not be required to issue any shares under this Agreement.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IRWIN COMMERCIAL FINANCE CORPORATION
By:	/s/ Thomas D. Washburn
Thomas W. Washburn, Chairman

     OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR ANY OF ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
     Optionee acknowledges receipt of a copy of this Agreement and the Notice, which is incorporated herein by reference, and the Shareholder Agreement and represents that he or she is familiar with the terms and provisions of all of the foregoing, and hereby accepts this Option subject to all of the terms and provisions of this Agreement, the Notice and the Shareholder Agreement. Optionee has reviewed this Agreement, the Notice and the Shareholder Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and the Shareholder Agreement and fully understands all provisions of this Agreement and the Shareholder Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Notice.

Dated: December 23, 2005	/s/ Joseph LaLeggia
JOSEPH LaLEGGIA